                                              Exhibit (10)(b)

                        EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of this 19th day of September, 1995, between SUNDSTRAND
CORPORATION, a Delaware corporation (the "Company"), and Don R.
O'Hare ("Executive").

       WHEREAS, Executive is employed as Chairman of the Board and Chief Executive Officer of the Company and the Company desires to assure the benefits of the Executive's future services as Chairman of the Board, and Executive is willing to commit to render such services, upon the terms and conditions set forth below.

       NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties have agreed as follows:

       1. EMPLOYMENT. The Company agrees to employ Executive as Chairman of the Board, and Executive agrees to serve the Company, upon the terms and conditions and for the period of employment hereinafter set forth. Throughout the Employment Period (as hereinafter defined), unless otherwise agreed in writing by Executive and the Company, the Company shall neither demote Executive nor assign to Executive any duties or responsibilities that are inconsistent with his position as Chairman of the Board and the duties, responsibilities and status of such position.

       2. EMPLOYMENT PERIOD. The term of the Executive's employment under this Agreement shall commence as of October 1, 1995, and, subject to earlier termination of Executive's employment and termination of this Agreement as provided in
Section 7, shall expire at the close of business on the date of the Annual Meeting of Stockholders in 1997 (the "Employment Period").

       3. COMPENSATION. Throughout the Employment Period, the Company shall pay or provide Executive with the following, and Executive shall accept the same, as compensation for the performance of his undertakings and the services to be rendered by him under this Agreement.

       (a) A salary payable not less often than bi-weekly, at a rate not less than the highest salary rate he has attained on an annualized basis but in no event less than $650,000 per annum.

       (b) Participation in the Company's Officer Incentive Compensation Plan for the 1995 through 1997 plan years, provided that for any plan year the bonus amount will be prorated to reflect the actual period of employment. Such bonus shall be determined based upon the opportunity level under the Plan for the Chairman of the Board and the performance elements approved by the Compensation Committee for the 1994 plan year.

       (c)   Participation in the Sundstrand Corporation Stock
             Incentive Plan with respect to non-qualified stock options granted thereunder.

       (d) Participation in the following employee benefit plans, policies, practices and arrangements maintained by the Company in which Executive is presently eligible to participate:

                 -   Sundstrand Corporation Disability Plan
                 -   Accidental Death Insurance
                 -   Executive and Spouse Physical
                 -   Sundstrand Corporation Group Life Insurance
                     Plan
                 -   Use of Company Airplane
                 -   Financial Services
                 -   Snow Plowing and Other Personal Services

             Such plans are hereinafter collectively referred to as the "Benefit Plans". In the event Executive at any time during the Employment Period is not eligible to participate in any Benefit Plan for which Executive was previously eligible or the Company terminates or materially amends any Benefit Plan, the Company shall provide to Executive benefits comparable with those benefits that would have been received by Executive if Executive continued to participate in such Plans.

       (e) Paid vacations in accordance with the Company's vacation policy as in effect from time to time, and all paid holidays given by the Company to its executive officers.

       4.     EXPENSES.  During the Employment Period, the
Company shall promptly pay or reimburse Executive for all reasonable expenses incurred by Executive in the performance of duties hereunder.

       5.     CONDITIONS OF EMPLOYMENT.  Throughout the
Employment Period:

       (a) The Company shall not require or assign duties to Executive which would require him to move the location of his principal business office or his principal place of residence outside the City of Rockford or the County of Winnebago, Illinois (the "Rockford Area");

       (b) The Company shall not require or assign duties to Executive which would require him to spend more than forty-five (45) normal working days away from the Rockford Area during any consecutive twelve-month period;

       (c) The Company shall provide an office to Executive, the location and furnishings of which shall be equivalent to the offices provided to him on the date of this Agreement; and

       (d) The Company shall provide secretarial services and other administrative services to Executive which shall be equivalent to the secretarial services and other administrative services provided to him on the date of this Agreement.

       6. CONTINUATION OF BENEFITS. If the Company shall fail to observe or perform any covenant or agreement contained in this Agreement to be observed or performed by the Company, then Executive shall, until such time as Executive's Employment Period hereunder would otherwise terminate pursuant to the provisions of
Section 2 or Section 7, continue to receive all benefits which the Company has hereinabove in Section 3 agreed to pay to and provide for Executive, in each case in the amounts and at the times provided for in Section 3. The parties agree that, in such event, such payments and benefits shall be deemed to constitute liquidated damages for the Company's breach of this Agreement.

       7. TERMINATION. This Agreement shall terminate upon the following circumstances:

       (a) The date of death of Executive during the Employment Period; provided, however, that Executive's estate, heirs and beneficiaries shall be paid the full amount of Executive's salary through the end of the sixth month following the month in which his death occurs, but in no event for any period thereafter, and all other benefits which would be applicable to Executive or Executive's estate, heirs and beneficiaries under the Company's Benefit Plans in which Executive participates as in effect on the date of Executive's death;

       (b) Following conviction of Executive of a felony, the date as of which Executive's right to file an appeal after conviction has expired, or if Executive files an appeal after conviction, the date as of which the appellate court fails to reverse the conviction, and the Company shall pay Executive his full salary through such date of termination and the Company shall have no further obligations to Executive under this Agreement except with respect to any rights Executive might otherwise have under the Company's Benefit plans as in effect on the date of termination of Executive;
       (c) The date as of which the Company elects to terminate this Agreement in accordance with Section 10.

       8. COVENANT NOT TO COMPETE. Without the consent of the Company, Executive shall not at any time during the term of this Agreement, or for a period of two years thereafter, undertake employment as an owner, director, officer, employee or consultant with any business entity directly engaged in the manufacture and/or sale of products competitive with any material product or product line of the Company; provided, however, that Executive shall not be deemed to have breached this undertaking if his sole relation with such entity consists of his holding, directly or indirectly, an equity interest in such entity not greater than two percent (2%) of such entity's outstanding equity interest. For purposes hereof the term "material product or product line of the Company" shall mean any product or product line of the Company, the gross sales of which during any calendar year during the five (5) year period preceding the Executive's undertaking such employment were at least $50 million.

       9. DISCLOSURE OF CONFIDENTIAL INFORMATION. Without the consent of the Company, Executive shall not at any time during the term of this Agreement, or for a period of two years thereafter, disclose to any other business entity confidential information concerning the Company or the Company's trade secrets of which Executive has gained knowledge during his employment with the Company.

       10. BREACH OF SECTION 8 OR SECTION 9. In the event of a breach by Executive of the provisions of Section 8 or Section 9 of this Agreement, the Company may terminate this Agreement under
Section 7(c), but only if the Company complies with the following provisions:

       (a) The Company shall provide Executive with written notice of its belief that a breach of Section 8 or
             Section 9 of this Agreement has occurred and shall afford Executive sixty (60) days or such longer period as the Company may determine to cure the alleged breach.

       (b) In the event Executive does not cure the breach, the Company shall be required to institute a judicial proceeding to determine whether a breach of Section 8 or Section 9 of this Agreement has occurred and Executive has not cured such breach.

       (c) This Agreement may then be terminated only upon a judicial determination that Executive has breached the provisions of Section 8 or Section 9 and has failed to cure such breach; provided, however, that this Agreement may not be terminated until either all appellate proceedings have been exhausted or the time within which Executive may appeal an adverse ruling has expired.

       11. LITIGATION EXPENSES. The Company shall pay to Executive all out-of-pocket expenses, including attorneys' fees, incurred by Executive in connection with any claim or legal action or proceeding brought under or involving this Agreement, whether brought by Executive or by or on behalf of the Company or by another party; provided, however, the Company shall not be obligated to pay to Executive out-of-pocket expenses, including attorneys' fees, incurred by Executive in any claim or legal action or proceeding involving Section 8 or Section 9 of this Agreement if Company prevails in such litigation.

       12. NOTICES. Notice given pursuant to this Agreement shall be in writing and shall be deemed given when received and if to the Company, to the Board of Directors of Sundstrand Corporation, Attention: Vice President and General Counsel and Secretary of the Company.

       13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

              Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representative.

       14. WAIVER, MODIFICATION AND INTERPRETATION. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and an appropriate officer of the Company empowered to sign same by the Board of Directors of the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       15. TERMINATION OF PRIOR EMPLOYMENT AGREEMENT; CONSULTING AGREEMENT. Effective as of the date hereof, the Employment Agreement between the Company and Executive entered into as of October 3, 1994, is terminated and no further payments will be made to Executive thereunder. Executive shall, upon termination of the Employment Period, other than as a result of termination pursuant to Section 7, and provided Executive is not physically or mentally incapacitated, become a consultant to the President and Chief Executive Officer pursuant to a Consulting Agreement in the form of Exhibit A attached hereto, which Executive and the Company shall enter into.

       16. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                   SUNDSTRAND CORPORATION



                                   By: /s/ Richard M. Schilling
                                      ---------------------------
                                       Vice President and General
                                       Counsel and Secretary




                                   By: /s/ Don R. O'Hare
                                      --------------------------
                                       Executive

                                                    Exhibit A

                        CONSULTING AGREEMENT

              This Agreement is made as of the 15th day of April, 1997, by and between Sundstrand Corporation, a Delaware corporation (the "Company") and Don R. O'Hare ("Consultant").

              WHEREAS, Consultant is the Chairman of the Board of the Company;

              WHEREAS, Consultant's employment as Chairman of the Board will terminate effective as of the date of this Agreement, and the Board of Directors wishes him to remain as a consultant to assist the President and Chief Executive Officer, and Consultant is willing to render such services upon the terms and conditions set forth below.

              NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

       1. DUTIES. During the Consultation Period (as defined below), Consultant shall provide the Chairman, President and Chief Executive Officer of the Company with his best advice and assistance on such matters as the Chairman, President and Chief Executive Officer shall request, including relations with the Company's investors and identification and evaluation of potential acquisition candidates. The Company will not have the right to direct or supervise the manner in which Consultant performs services under this Consulting Agreement.

       2. TERM. The term of this Agreement shall commence on the date hereof and shall expire, subject to earlier termination as hereinafter provided, on April 14, 2000 (the "Consultation Period"). This Agreement may be extended or renewed upon mutual agreement of the parties.

       3. COMPENSATION. The Company shall pay Consultant the following, and Consultant shall accept the same, as compensation for the performance of his undertakings and the services to be rendered by him under this Agreement: An annual fee of $360,000, payable in installments to be paid not less often than bi-weekly.

       4. EMPLOYEE BENEFITS. Except as otherwise expressly provided herein, employee benefits enjoyed by the Consultant during his employment by the Company will be terminated, except to the extent that such benefits are available to directors of the Company or to other retired employees of the Company.

       5. EXPENSES. Upon submission of appropriate invoices or vouchers, the Company shall promptly pay or reimburse
Consultant for all reasonable expenses incurred by Consultant during the Consultation Period in the performance of his duties hereunder.

       6. CONDITIONS OF CONSULTANT'S PERFORMANCE OF SERVICES. Throughout the Consultation Period, (a) the Company shall not require or assign projects to Consultant which would require him to move the location of his principal business office or his principal place of residence outside the City of Rockford or the County of Winnebago, Illinois (the "Rockford Area"), (b) the Company shall not require or assign projects to Consultant which would require him to spend more than forty-five (45) normal working days away from the Rockford Area during any consecutive twelve-month period, (c) the Company shall provide office, secretarial and administrative services, which shall be reasonably satisfactory to Consultant, to assist Consultant in the performance of his services under this Consulting Agreement.

       7. CONTINUATION OF FEES. If the Company shall fail to observe or perform any covenant or agreement contained in this Agreement to be observed or performed by the Company, then Consultant shall, until such time as the Consultation Period hereunder would otherwise terminate pursuant to the provisions of
Section 2 or Section 8, continue to receive all fees which the Company has hereinabove in Section 3 agreed to pay to and provide for Consultant, in each case in the amounts and at the times provided for in Section 3. The parties agree that, in such event, such payments shall be deemed to constitute liquidated damages for the Company's breach of this Agreement, and the Company agrees that Consultant shall not be required to mitigate his damages by seeking other employment or otherwise.

       8. TERMINATION. This Agreement shall terminate upon the following circumstances:

              (a) The date of death of Consultant during the Consultation Period; provided, however, that Consultant's estate, heirs and beneficiaries shall be entitled to receive the full amount of his fee for the month in which death occurs, and the Company shall have no further obligations to Consultant under this Agreement;

              (b) Following the conviction of Consultant of a felony, the date as of which Consultant's right to file an appeal after conviction has expired, or, if Consultant files an appeal after conviction, the date as of which the appellate court fails to reverse the conviction, and the Company shall pay Consultant his full fee through such date of termination and the Company shall have no further obligations to Consultant under this Agreement; or

              (c) The date as of which the Company elects to terminate this Agreement in accordance with
                    Section 12.

       9. COVENANT NOT TO COMPETE. Without the consent of the Company, Consultant shall not at any time during the Consultation Period undertake employment as an owner, director, officer, employee or consultant with any business entity directly engaged in the manufacture and/or sale of products competitive with any material product or product lines of the Company; provided, however, that Consultant shall not be deemed to have breached this undertaking if his sole relation with such entity consists of his holding, directly or indirectly, an equity interest in such entity not greater than two percent (2%) of such entity's outstanding equity interest. For purposes hereof, the term "material product or product line of the Company" shall mean any product or product line of the Company the gross sales of which during any calendar year during the five (5) year period preceding the Consultant's undertaking such employment were at least $50 million.

       10. DISCLOSURE OF CONFIDENTIAL INFORMATION. Without the consent of the Company, Consultant shall not at any time during the Consultation Period disclose to any other business entity confidential information concerning the Company or the Company's trade secrets of which Consultant has gained knowledge during his employment with, or consultation to, the Company.

       11. BUSINESS MATERIALS. All written materials, records and documents made by the Consultant or coming into his possession concerning the business or affairs of the Company or any of its affiliates shall be the sole property of the Company and its affiliates; and, upon the termination of the Consultation Period or upon the request of the Company at any time, the Consultant shall promptly deliver the same to the Company.

       12. BREACH OF SECTION 9 OR SECTION 10. In the event of a breach by Consultant of the provisions of Section 9 or Section 10 of this Agreement, the Company may terminate this Agreement under Section 8(c), but only if the Company complies with the following provisions:

              (a) The Company shall provide Consultant with written notice of its belief that a breach of Section 9 or Section 10 of this Agreement has occurred and shall afford Consultant sixty (60) days or such longer period as the Company may determine to cure the alleged breach.

              (b) In the event Consultant does not cure the breach, the Company shall be required to institute a judicial proceeding to determine whether a breach of Section 9 or Section 10 of this Agreement has occurred and Consultant has not cured such breach.

             (c) This Agreement may then be terminated only upon a judicial determination that Consultant has breached the provisions of
                    Section 9 or Section 10 and has failed to cure such breach; provided, however, that this Agreement may not be terminated until either all appellate proceedings have been exhausted or the time within which Consultant may appeal an adverse ruling has expired.

       13. LITIGATION EXPENSES. The Company shall pay to Consultant out-of-pocket expenses, including attorneys' fees, incurred by Consultant in connection with any claim or legal action or proceeding brought under or involving this Agreement, whether brought by Consultant or by or on behalf of the Company or by another party; provided, however, the Company shall not be obligated to pay to Consultant out-of-pocket expenses, including attorneys' fees, incurred by Consultant in any claim or legal action or proceeding involving Section 9 or Section 10 of this Agreement if Company prevails in such litigation.

       14. INDEPENDENT CONTRACTOR. Nothing contained herein shall constitute the Consultant an employee or agent of the Company, but the relationship of the Consultant to the Company shall be one of an independent contractor.

       15.    NOTICES.   Notices given pursuant to this Agreement
shall be in writing and shall be deemed given when received and if mailed shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid if to the Company, to the Board of Directors of Sundstrand Corporation, Attention: Vice President and General Counsel and Secretary, P.O. Box 7003, 4949 Harrison Avenue, Rockford, Illinois 61125, or if to Consultant, at 2939 Imperial Oaks, Rockford, Illinois 61111, or to such other address as either party may have previously designated by notice to the other party given in the foregoing manner.

       16. SUCCESSORS. This Agreement may not be assigned by the Company, and the obligations of the Company provided for in this Agreement shall be binding legal obligations of any successor to the Company by purchase, merger, consolidation or otherwise. This Agreement may not be assigned by Consultant during his life and, upon his death, will be binding upon and inure to the benefit of his heirs, legatees and the legal representatives of his estate.

       17. WAIVER, MODIFICATION AND INTERPRETATION. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Consultant and an appropriate officer of the Company empowered to sign same by the Board. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       18. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

              IN WITNESS WHEREFORE, the parties hereto have executed this Agreement on the day and year first written above.





                                   SUNDSTRAND CORPORATION



                                   By:
                                      --------------------------
                                      Vice President and General
                                      Counsel and Secretary



                                   By:
                                      --------------------------
                                      Consultant